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                                                                   EXHIBIT 10.3a

                      Keystone Agreement among the Owners
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                                    KEYSTONE


                              AGREEMENT AMONG THE
                                     OWNERS
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                    Re: Keystone Electric Generating Station
                    ----------------------------------------

      The purpose of this memorandum is to record our agreement (1) as to our ownership as tenants in common of the Keystone Electric Generating Station, comprising two nominally 900 mw generating units and appurtenant facilities, to be located in Armstrong and Indiana Counties, Pennsylvania, in the following respective percentages:

            Atlantic City Electric Company                   2.47%
            Baltimore Gas and Electric Company              20.99%
            Delaware Power & Light Company                   3.70%
            Jersey Central Power & Light Company            16.67%
            Pennsylvania Power & Light Company              12.34%
            Philadelphia Electric Company                   20.99%
            Public Service Electric and Gas Company         22.84%

and (2) that our respective entitlements to capacity and energy from the Station will be in these same percentages at all times.

      The design and construction of the Station are in process, and contracts with the design engineers and with some of the equipment suppliers have been executed and are being implemented. The real property on which the Station and appurtenant facilities are to be located is in the process of acquisition. The financial contributions of the parties hereto for the acquisition of the property and the design and construction of the station will ultimately be in the foregoing respective percentages.

      The parties hereto will bear all loss or damage and liability therefor arising out of the ownership or operation of the Station by reason of bodily injury, death or damage to property in the same proportion as their respective percentages of ownership in the Station, without prejudice.


                                      -1-

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however, to any rights against any party or parties hereto, or third parties, causing such loss, damage or liability.

     As soon as practicable hereafter, this memorandum will be implemented by several more formal documents providing for all necessary matters related to the ownership and operation of the Station.


Atlantic City Electric Company          Jersey Central Power & Light Company

By /s/                                  By /s/
   --------------------------------        -------------------------------------
              President                                  President


Baltimore Gas and Electric Company      Pennsylvania Power & Light Company

By /s/                                  By /s/
   --------------------------------        -------------------------------------
        Chairman of the Board                            President


Delaware Power & Light Company          Philadelphia Electric Company

By /s/                                  By /s/
   --------------------------------        -------------------------------------
              President                               Vice President


               Public Service Electric and Gas Company

               By /s/
                  --------------------------------
                             President


December 7, 1964